UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

                                   -----------

       Date of Report (Date of earliest event reported): June 22, 2004


                                  CONSECO, INC.
             (Exact name of registrant as specified in its charter)


   Delaware                               001-31792               75-3108137
----------------------                 ----------------        --------------
(State or other                          (Commission          (I.R.S. Employer
jurisdiction of                          File Number)        Identification No.)
organization)

11825 North Pennsylvania Street
        Carmel, Indiana                                             46032
--------------------------------------                            ----------
(Address of principal executive offices)                          (Zip Code)

                                 (317) 817-6100
                            -------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                                ----------------
                        (Former name or former address,
                          if changed since last report)
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Item 5.  Other Events.

On June 22, 2004, Conseco, Inc. (the "Company") announced the completion of its $800 million bank refinancing and recapitalization. A copy of the Company's press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.


Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits

          10.1 Credit Agreement dated as of June 22, 2004 among Conseco, Inc., Bank of America, N.A., as Agent, and other financial institutions.

          10.4 Guarantee and Security Agreement dated as of June 22, 2004 among Conseco, Inc., the Subsidiary Guarantors Party Thereto and Bank of America, N.A., as Agent.

          99.1  Press release of Conseco, Inc. issued June 22, 2004.

          99.2  Press release of Conseco, Inc. issued June 23, 2004.


Item 9.  Regulation FD Disclosure.

On June 23, 2004, the Company issued a press release to announce that it has declared a dividend on the outstanding shares of Class B 5.50% Mandatorily Convertible Preferred Stock. The Company also announced that its annual meeting of shareholders will be held on August 24, 2004. A copy of the Company's press release is filed as Exhibit 99.2 to this Current Report on Form 8-K.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           CONSECO, INC.

June 23, 2004
                                           By:  /s/ John R. Kline
                                                ------------------------
                                                John R. Kline
                                                  Senior Vice President and
                                                  Chief Accounting Officer